Exhibit 99.1

LETTER OF TRANSMITTAL

TO TENDER

ALL OUTSTANDING

5.50% SENIOR NOTES DUE 2021

OF

KODIAK OIL & GAS CORP.

PURSUANT TO THE PROSPECTUS

DATED                     , 2013

TO TENDER

ALL OUTSTANDING

5.50% SENIOR NOTES DUE 2022

OF

KODIAK OIL & GAS CORP.

PURSUANT TO THE PROSPECTUS

DATED                     , 2013

EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2013 (THE “EXPIRATION DATE”), UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE RESPECTIVE EXPIRATION DATE.

The Exchange Agent for the Exchange Offers is:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(800) 934-6802

If you wish to exchange your: (1) issued and outstanding 5.50% Senior Notes due 2021 (“Old 2021 Notes”) for an equal aggregate principal amount of newly issued 5.50% Senior Notes due 2021 (“New 2021 Notes”) with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exchange offer (the “2021 Notes Exchange Offer”); and/or (2) issued and outstanding 5.50% Senior Notes due 2022 (“Old 2022 Notes” and, together with the Old 2021 Notes, the “Old Notes”) for an equal aggregate principal amount of newly issued 5.50% Senior Notes due 2022 (“New 2022 Notes” and, together with the New 2021 Notes, the “New Notes”) with materially identical terms that have been registered under the Securities Act pursuant to the exchange offer (the “2022 Notes Exchange Offer” and, together with the 2021 Notes Exchange Offer, the “Exchange Offers”), you must validly tender (and not withdraw) your Old 2021 Notes and Old 2022 Notes, as the case may be, to the Exchange Agent prior to the respective Expiration Date.

We refer you to the prospectus, dated                     , 2013 (the “Prospectus”), of Kodiak Oil & Gas Corp., a Yukon corporation (the “Issuer”), which, together with this Letter of Transmittal (the “Letter of Transmittal”), describe the Issuer’s offers (the “Exchange Offers”) to exchange the Old 2021 Notes and the Old 2022 Notes for a like aggregate principal amount of New 2021 Notes and New 2022 Notes, respectively. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend each Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the respective Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the Old 2021 Notes and the Old 2022 Notes, as the case may be, of any extension by oral (promptly followed in writing) or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the captions “The 2021 Notes Exchange Offer—Exchange Offer Procedures” and “The 2022 Notes Exchange Offer—Exchange Offer Procedures.” DTC participants that are accepting an Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your

Old Notes in an Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•                  DTC has received your instructions to tender your Old Notes; and

•                  you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1.                                      By tendering Old Notes in the Exchange Offers, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2.                                      By tendering Old Notes in the Exchange Offers, you represent and warrant that you have full authority to tender the Old Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of Old Notes.

3.                                      You understand that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4.                                      By tendering Old Notes in the Exchange Offers, you acknowledge that the Exchange Offers are being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offers may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than with respect to a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such New Notes.

5.                                      By tendering Old Notes in the Exchange Offers, you hereby represent and warrant that:

a.                                      the New Notes acquired pursuant to the Exchange Offers are being obtained in the ordinary course of your business;

b.                                      you have no arrangements or understandings with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;

c.                                       you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company; and

d.                                      if you are not broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the New Notes, or, if you are a broker-dealer, you will receive the New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus in connection with any resale of such New Notes; provided, however, that by acknowledging that you will deliver and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

6.                                      If you are a broker-dealer and Old Notes held for your own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offers.

7.                                      Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS

1.                                      Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Old Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as any agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the respective Expiration Date.

2.                                      Partial Tenders.

Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Old Notes is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Old Notes are accepted for exchange.

3.                                      Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offers or any defect or irregularity in the tender of any Old Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offers (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.                                      Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the respective Exchange Offer, any of the conditions to the Exchange Offers set forth in the Prospectus or in this Letter of Transmittal.

5.                                      No Conditional Tender.

No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

6.                                      Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

7.                                      Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the captions “The 2021 Notes Exchange Offer—Withdrawal of Tenders” and “The 2022 Notes Exchange Offer—Withdrawal of Tenders.”

8.                                      No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offers.

IMPORTANT:  BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.